EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-142308 on Form S-8, Registration Statement No. 333-142305 on Form S-8, Registration Statement No. 333-63678 on Form S-8, Registration Statement No. 333-63676 on Form S-8, Registration Statement No. 333-35860 on Form S-8, Registration Statement No. 333-37636 on Form S-8, Registration Statement No. 333-50495 on Form S-8, Registration Statement No. 333-109002 on Form S-3 and Registration Statement No. 333-142672 on Form S-3, of our report dated February 25, 2008 relating to the consolidated financial statements and financial statement schedule of Crane Co. and subsidiaries (the “Company”), (which report expresses an unqualified opinion and included an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109,” effective January 1, 2007, Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans” effective December 31, 2006 and Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share Based Payment” effective January 1, 2006) and the effectiveness of the Company’s internal controls over financial reporting, incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 2007.

Stamford, Connecticut

February 25, 2008